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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: September 1, 2000
                        (Date of earliest event reported)

                        INTERNATIONAL REALTY GROUP, INC.
             (Exact Name of Registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

              0-20180                                 62-1277260
       (Commission File Number)            (IRS Employer Identification No.)

         Av. Constituyentes 647  Mexico, D.F.                 11810
       (Address of principal executive offices)             (Zip code)

                                011-52-5277-9211
              (Registrant's telephone number, including area code)

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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS.

       On September 1, 2000, International Realty Group, Inc., a Delaware corporation (the "Company"), entered into a stock purchase agreement to acquire from Qualton Group Corporation 100% of the issued and outstanding shares of capital stock of Qualton Hotels & Resorts Corporation, a Marshall Islands corporation and wholly-owned subsidiary of Qualton Group Corporation. Pursuant to the acquisition, the Company will issue to Qualton Group Corporation One Hundred Sixty-Three Million Five Hundred Forty Thousand (163,540,000) shares of the Company's Common Stock, $0.001 par value per share ("Common Stock"). Qualton Hotels & Resorts Corporation, through its subsidiary Hotelera Qualton, S.A. de C.V., operates hotel properties in the cities of Ixtapa, Acapulco and Puerto Vallarta.

         The following officers, directors and stockholders of the Company are affiliated with Qualton Hotels & Resorts Corporation and/or Qualton Group
Corporation:

         - Bernardo Dominguez Cereceres, the Company's Chairman of the Board of Directors and Chief Executive Officer, currently serves as Chairman of the Board of Directors of both Qualton Hotels & Resorts Corporation and Qualton Group Corporation;

         - Pablo Macedo Pizarro, the President, Secretary and a director of the Company, and Jorge Lopez Nunez, a director of the Company, are directors of both Qualton Hotels & Resorts Corporation and Qualton Group Corporation; and

         - DSC Corporation, of which Mr. Dominguez Cereceres is Chairman of the Board of Directors and has a controlling interest, is the controlling stockholder of Qualton Group Corporation.

         The consummation of the acquisition of Qualton Hotels & Resorts Corporation, which is expected to occur on or about October 18, 2000, is subject to the satisfaction or waiver by the parties of the respective closing conditions set forth in the stock purchase agreement.

Item 5.           OTHER EVENTS.

         Effective August 29, 2000, the Company acquired from DSC Corporation the remaining 25% equity interest in Cluster Inmobiliaria de Ixtapa, S.A. de C.V., a variable capital corporation formed under the laws of Mexico ("CLUSTER IXTAPA"), in exchange for 11,275,973 shares of Common Stock and the cancellation of $1,166,604 of outstanding inter-company debt owed to the Company by ITD, S.A. de C.V., a variable capital corporation formed under the laws of Mexico and a subsidiary of DSC Corporation.


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Accordingly, the Company owns all of the issued and outstanding capital stock of
Cluster Ixtapa.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

       (c)        Exhibit.

       The following exhibit is filed herewith or incorporated by reference as part of this report:

                  Exhibit No.       Document Description

                  2.1 Stock Purchase Agreement, dated as of September 1, 2000, by and among: (i) International Realty Group, Inc., a Delaware corporation; (ii) Qualton Group Corporation, a Marshall Islands corporation; (iii) Qualton Hotels & Resorts Corporation, a Marshall Islands corporation; and (iv) each of the subsidiaries of Qualton Hotels & Resorts Corporation.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      INTERNATIONAL REALTY GROUP, INC.


                                      By:    /s/ Jaime Serra
                                         ---------------------------------------
Date: September 7, 2000                     Jaime Serra, Chief Financial Officer


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